Exhibit 10.5

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (“Agreement”), dated as of September 4, 2009, is made by (1) MILL ROAD CAPITAL, L.P., a Delaware limited liability company (the “Subordinated Creditor”), (2) PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”) and (3) UNION BANK, N.A., as administrative agent (the “Agent”) for the Lenders (as defined in the Credit Agreement referred to below, the “Lenders”).

RECITALS

A.           The Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of November 14, 2006, as amended by that certain First Amendment to Credit Agreement dated as of July 8, 2008, that certain Second Amendment to Credit Agreement dated as of September 9, 2008, that certain Third Amendment to Credit Agreement dated as of December 5, 2008, that certain Fourth Amendment to Credit Agreement dated as of March 30, 2009, that certain Fifth Amendment to Credit Agreement dated as of July 29, 2009 and that certain Sixth Amendment to Credit Agreement (the “Sixth Amendment”) dated as of even date herewith (as so amended, the “Credit Agreement”).  Pursuant to the Sixth Amendment, the Agent and the Lenders have agreed to waive certain Events of Default, and amend certain provisions of the Credit Agreement, as requested by the Borrower and as more fully set forth therein.

B.           In connection with the Credit Agreement, the Borrower has executed in favor of the Agent a Security Agreement, pursuant to which the Borrower has assigned, pledged and granted to the Agent a security interest in certain collateral as described therein (as it may be amended, modified, supplemented or restated from time to time, the “Senior Security Agreement”).  Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

C.           Concurrently herewith, the Borrower is entering into that certain Term Loan Agreement dated as of even date herewith between the Borrower and the Subordinated Creditor (the “Subordinated Loan Agreement”) and that certain Term Note dated as of even date herewith, executed by the Borrower in favor of the Subordinated Creditor in the face amount of $4,200,000 (the “Subordinated Note”), pursuant to which the Subordinated Creditor is concurrently herewith making a term loan in such amount on a subordinated basis to the Borrower (the “Subordinated Loan”).  The Subordinated Loan will be secured, on a subordinate basis, by that certain Security Agreement dated as of even date herewith, executed by the Borrower and certain of its Subsidiaries in favor of the Subordinated Creditor (the “Subordinated Security Agreement”). In addition, Holdings and certain of the Subsidiaries will execute, in favor of the Subordinated Creditor, those certain Subordinated Guarantees dated as of even date herewith (the “Subordinated Guarantees”), and Holdings will execute, in favor of the Subordinated Creditor, that certain Subordinated Pledge Agreement dated as of even date herewith in favor of the Subordinated Creditor (the “Subordinated Pledge Agreement”).

D.           It is a condition precedent to the effectiveness of the Sixth Amendment that the Subordinated Creditor and the Borrower shall have executed and delivered this Agreement in favor of the Agent.

Accordingly, the parties hereto agree as follows:

AGREEMENT

SECTION 1.  Definitions.

“Blockage Notice”:  written notice of a Non-Payment Default given by the Agent to Subordinated Creditor.

“Non-Payment Default”:  any Event of Default other than a Payment Default.

“Obligors”:  collectively, the Borrower, Holdings and the Subsidiaries.

“Payment Default”:  an Event of Default with respect the payment of principal, interest, fees, expenses or other amounts payable under the Credit Agreement or the other Loan Documents.

“Secured Parties”:  the Agent, the Lenders and each counterparty to a Hedging Agreement entered into pursuant to the Credit Agreement, provided that such counterparty is a Lender or an affiliate of a Lender.

“Subordinated Debt”:  all debt, liabilities and obligations of the Obligors to the Subordinated Creditor, whether now existing or hereafter arising, under or relating to the Subordinated Debt Documents, all interest on such debt and any and all fees, indemnifications or other liabilities incurred in connection therewith.

“Subordinated Debt Documents”:  the Subordinated Loan Agreement, the Subordinated Note, the Subordinated Security Agreement, the Subordinated Guarantees and the Subordinated Pledge Agreement and any other documents, agreements or instruments executed in connection therewith from time to time.

“Subordinated Liens”:  any pledge, charge, hypothecation, assignment, lien, security interest or other encumbrance existing or created in support of the Subordinated Debt, including those created by the Subordinated Security Agreement and the Subordinated Pledge Agreement.

SECTION 2.  Agreement To Subordinate.  The Subordinated Creditor and the Obligors represent and agree that (i) the Subordinated Debt (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 4(a) hereof), is and shall be unconditionally subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all obligations of the Obligors now or hereafter existing to the Secured Parties under the Loan Documents and any other documents or instruments executed in connection therewith, including but not limited to principal, interest (including, without limitation, interest as provided in the Credit Agreement after the filing of a petition initiating any proceeding referred to in Section 4(a) hereof), fees, expenses (including attorneys’ fees and expenses) or otherwise (such obligations being called the “Obligations”) and (ii) the Subordinated Liens are and shall be junior and unconditionally subordinate to all Liens in favor of the Agent or any Lender and securing any part of the Obligations.  For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until and unless the holders or owners of the Obligations shall have received indefeasible payment in full in cash, and all Commitments and Letters of Credit shall have expired or been terminated.

SECTION 3.  No Payment on the Subordinated Debt, Etc.  (a)  Except as set forth in Sections 3(b) and 3(c) below, the Subordinated Creditor agrees not to ask for, demand, sue for, take or receive from any Obligor, directly or indirectly, in cash or other property, by setoff or in any other manner (including, without limitation, from or by way of collateral, including by way of any Subordinated Lien), or commence (or join with any other creditor in commencing) any proceeding against any Obligor (including any bankruptcy, insolvency or similar proceeding) for, payment of all or any of the Subordinated Debt, or accelerate all or any portion of the Subordinated Debt, or exercise or seek to exercise any rights or remedies with respect to any Subordinated Lien or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), unless and until the Obligations shall have been paid in full.

(b)           Notwithstanding the foregoing Section 3(a), the Borrower may pay in cash, on final maturity of the Subordinated Debt (which shall be not earlier than the first to occur of (i) the 90th day after the Sixth Amendment Effective Date and (ii) the date the New Financing is funded in full) and the Subordinated Creditor may receive, the outstanding principal amount of the Subordinated Debt and all interest accrued thereon under the Subordinated Note (provided that the rate of interest applicable to the Subordinated Debt shall not at any time exceed 15.0% per annum plus, if applicable, interest at the default rate contemplated by Section 4.5 of the Subordinated Loan Agreement on the date hereof (the “Default Rate”)), so long as (i) no Default has occurred and is continuing at the time of such payment and the Borrower has provided to the Agent a Covenant Compliance Certificate to such effect and (ii) concurrently with such payment, the Borrower is receiving an equity contribution or the proceeds of replacement subordinated debt in an amount at least equal to $4,200,000 plus interest and any other amounts required to satisfy the Subordinated Debt in full (the “New Financing”), on terms and conditions acceptable to the Agent.

(c)           Notwithstanding the foregoing Section 3(a), but subject to Section 3(b), the Subordinated Creditor may exercise its rights and remedies under the Subordinated Debt unless (i) a Nonpayment Default has occurred and is continuing and the Agent has given a Blockage Notice to the Subordinated Creditor, and fewer than 180 days have elapsed since the giving of such notice or (ii) a Payment Default has occurred and is continuing and the Agent has given a Blockage Notice to the Subordinated Creditor; provided that the foregoing shall not prohibit or limit the accruing of interest on the Subordinated Debt at the Default Rate.  In no event shall the Subordinated Creditor exercise any rights or remedies against any Obligor (except for the accrual of interest at the Default Rate as set forth in the previous sentence) without first providing the Agent with 30 days’ prior written notice describing the event(s) of default that have occurred under the Subordinated Debt Documents and the action(s) the Subordinated Creditor plans to take with respect to them.

SECTION 4.  In Furtherance of Subordination.  The Subordinated Creditor agrees as follows:

(a)           Upon any distribution of all or any of the assets of any Obligor to creditors of any Obligor upon its dissolution, winding up, liquidation, arrangement, or reorganization, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Obligor or otherwise, any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the

Subordinated Debt shall be paid or delivered directly to the Agent for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Obligations until the Obligations shall have been paid in full.

(b)           If any proceeding referred to in subsection (a) above is commenced by or against any Obligor at any time prior to payment of the Obligations in full:

(i)           the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (a) above and give acquittance therefore, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any Subordinated Lien) as the Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties hereunder; and

(ii)           the Subordinated Creditor shall duly and promptly execute and deliver to the Agent such powers of attorney, assignments or other instruments as it may reasonably request in order to enable the Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt.

(c)           All payments or distributions upon or with respect to the Subordinated Debt that are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Agent for the benefit of the Secured Parties in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Obligations in accordance, at such times and in such manner as the Agent shall elect.

(d)           The Subordinated Creditor will not contest, protest or object to any foreclosure proceeding or other action brought by the Agent, whether in conjunction with a proceeding referred to in Section 4(a) or otherwise, or any other exercise by the Agent of any rights and remedies relating to the Collateral or the Guarantor Collateral or otherwise under or in connection with the Loan Documents.  The Agent and the Lenders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection with such enforcement or exercise, determinations regarding the release, disposition, or restrictions with respect to the Collateral or the Guarantor Collateral without any consultation with or the consent of the Subordinated Creditor.  The Subordinated Creditor hereby waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which the Agent seeks to enforce or collect the Obligations or the Liens securing the Obligations (so long as any such enforcement or collection is conducted in accordance with applicable law), regardless of whether any action or failure to act by or on behalf of the Agent is adverse to the interest of the Subordinated Creditor.

(e)           If, in connection with

(i)           the exercise of any right or remedy by the Agent in respect of the Collateral or the Guarantor Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral or Guarantor Collateral; or

(ii)          any sale, lease, exchange, transfer or other disposition of any Collateral or Guarantor Collateral permitted under the terms of the Loan Documents (whether or not an Event of Default has occurred and is continuing);

the Agent, for itself or on behalf of any of the Lenders, releases any of its Liens on any part of the Collateral or the Guarantor Collateral, in each case other than in connection with the payment in full of the Obligations, then the Liens, if any, of the Subordinated Creditor on such Collateral or Guarantor Collateral shall be automatically, unconditionally and simultaneously released, and the Subordinated Creditor promptly shall execute and deliver, at the expense of the Borrower, to the Agent such termination statements, releases and other documents as the Agent may request to effectively confirm such release.

(f)           The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Obligations or any Liens securing the Obligations.

(g)           The Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Obligors shall have complied with any of the provisions hereof applicable to them, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to the Subordinated Creditor.  The Subordinated Creditor hereby irrevocably waives any defense, based on the adequacy of a remedy at law, that might be asserted as a bar to such remedy of specific performance.

SECTION 5.  Rights of Subrogation.  The Subordinated Creditor agrees that no payment or distribution to the Agent pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Obligations shall have been paid in full.

SECTION 6.  Further Assurances.  The Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder.

SECTION 7.  No Change in or Disposition of Subordinated Debt.  The Subordinated Creditor will not:

(a)           sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such purchaser, assignee or secured party agrees in writing to be bound by the terms of this Agreement; or

(b)           without the prior written consent of the Agent, permit any amendment or modification to the Subordinated Debt Documents that is inconsistent with the terms of this Agreement or the other Loan Documents or that could reasonably be expected to materially adversely affect the interests of the Secured Parties.

SECTION 8.  Agreement by Obligors.  The Obligors agree that they will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

SECTION 9.  Obligations Hereunder Not Affected.  All rights and interests of the Secured Parties hereunder and all agreements and obligations of the Subordinated Creditor and the Obligors under this Agreement, shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any document evidencing or securing the Obligations;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any document evidencing the Obligations;

(c)           any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d)           any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Subordinated Creditor in respect of this Agreement.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations is rescinded or must otherwise be returned by the Agent and/or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

SECTION 10.  Waiver.  Each of the Subordinated Creditor and each Obligor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Agent and/or any other Secured Party exhaust any right or take any action against the Obligors or any other Person or any collateral.  The Subordinated Creditor hereby waives any right it may have to require the Agent to deliver to it, or otherwise account for, any property pledged to the Agent for the benefit of the Secured Parties upon any repayment of the Obligations in full, it being understood that in the event of any such repayment, the Agent may release its Liens and forward any such property to the Borrower or to any other party Agent deems appropriate.

SECTION 11.  Representations, Warranties and Covenants.  (a)   Each Obligor and the Subordinated Creditor hereby represents, warrants and covenants for the benefit of the Secured Parties as follows:

(i)           There exists no default in respect of the Subordinated Debt.

(ii)           Upon the making of the Subordinated Loan, the Subordinated Creditor will own the Subordinated Debt free and clear of any lien, security interest, charge or encumbrance.

(iii)           The proceeds of the Subordinated Loan shall be used by the Borrower solely for its general corporate purposes.

(b)           The Subordinated Creditor, each Obligor and the Agent further represents and warrants, as to itself, for the benefit of the Secured Parties and the Subordinated Creditor, as applicable, as follows:

(i)           Such Person has the legal power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly authorized by all necessary legal action on the part of such Person.

(ii)           This Agreement is the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)           The execution, delivery and performance by such Person of this Agreement does not contravene any law, regulation, order or contractual restriction binding on or affecting such Person and does not result in or require the creation of any lien, security interest or other charge or encumbrance.

SECTION 12.  Bailee for Perfection.  The Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being the “Pledged Collateral”) for the benefit of and on behalf of the Secured Parties and the Subordinated Creditor and any assignee solely for the purpose of perfecting the security interest in the Pledged Collateral granted under the Loan Documents and the Subordinated Debt Documents.

(a)           The Agent shall have no obligation whatsoever to the Subordinated Creditor to ensure that the Pledged Collateral is genuine or owned by any of the Obligors or to preserve rights or benefits of any Person except as expressly set forth in this Section 12.  The duties or responsibilities of the Agent under this Section 12 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 12 and delivering the Pledged Collateral upon payment in full of the Obligations as provided in paragraph (d) below.

(b)           The Agent shall not have by reason of the Subordinated Debt Documents, this Agreement or any other document a fiduciary relationship in respect of the Subordinated Creditor, and the Subordinated Creditor hereby waives and releases the Agent from all claims and liabilities arising pursuant to the Agent’s role under this Section 12 as gratuitous bailee and gratuitous agent with respect to the Collateral.  It is understood and agreed that the interests of the Agent and the Subordinated Creditor may differ and the Agent shall be fully entitled to act in its own interest without taking into account the interests of the Subordinated Creditor.

(d)           Upon payment of the Obligations in full, the Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements

(such endorsement shall be without recourse and without any representation or warranty), first, to the Subordinated Creditor to the extent the Subordinated Debt remains outstanding, and second, to the Borrower to the extent no Subordinated Debt remains outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral), or in any event as a court of law may otherwise order.

SECTION 13.  Right to Purchase Obligations.
(a)   The Subordinated Creditor shall have an option, exercised by delivery of written notice by the Subordinated Creditor to the Agent (a "Purchase Notice") to purchase all (but not less than all) of the Obligations (at the "Purchase Price" referred to below) from the Agent and the  Lenders, such purchase to be consummated within the ten Business Day period (the “Purchase Period”) after delivery of the Purchase Notice to the Agent.  The Purchase Notice shall be irrevocable.  Each of the Obligors and the Secured Parties agree to promptly and in good faith execute and deliver an Assignment and Acceptance, and do such other acts as may be reasonably requested to consummate this purchase within the Purchase Period.

(b)           On the date specified by the Subordinated Creditor in the Purchase Notice (which shall be within the Purchase Period), the Agent and the Lenders shall sell to the Subordinated Creditor pursuant to an appropriately executed Assignment and Acceptance, without recourse or warranty except as specified in such form Assignment and Acceptance, and the Subordinated Creditor shall purchase from the Agent and the Lenders all (but not less than all) of the Obligations.

(c)           Upon the date of such purchase and sale, the Subordinated Creditor shall (a) pay to the Agent as the purchase price therefor (the "Purchase Price") the full amount of all the Obligations then outstanding and unpaid, (b)  furnish cash collateral to the Agent to secure the Agent and the Lenders with respect to  obligations under Letters of Credit, in an amount equal to the aggregate undrawn face amount of any issued and outstanding Letters of Credit and, in any event, use commercially reasonable efforts to replace all of such letters of credit with letters of credit issued by or for the account of the Subordinated Creditor, and (c) agree to reimburse the Agent and the Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any  Letters of Credit and any checks or other payments provisionally credited to the Obligations, as to which the Agent or any  Lender has not yet received final payment.

SECTION 14.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or consent to any departure by the Subordinated Creditor or the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 15.  Notices.  All notices, requests and demands or other communications hereunder to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of facsimile notice, when received, in each case addressed as follows:  if to the Subordinated Creditor, to it at its address or facsimile number set forth on the signature page hereof; if to the Borrower or the Agent, to it at its address set forth in the Credit Agreement; or, as to any Person, to it at such other address as shall be designated by such Person in a written notice to the other Persons.

SECTION 16.  No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 17.  Continuing Agreement; Assignment.  This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Obligations shall have been paid in full, (ii) be binding upon the Subordinated Creditor and the Borrower and their respective successors and assigns and (iii) inure to the benefit of and be enforceable by the Agent and/or any other Secured Party and their successors, transferees and assigns.

SECTION 18.  Consent to Jurisdiction; Disputes.  (a)  Each party hereto hereby irrevocably and unconditionally

(i)           submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of California, the courts of the United States of America for the Central District of California, and appellate courts from any thereof;

(ii)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(iii)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address set forth in Section 15;

(iv)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

(b)      ALL CLAIMS, CAUSES OF ACTION AND OTHER DISPUTES CONCERNING THIS AGREEMENT (EACH A “CLAIM”), INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE.  THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE.  IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY A COURT HAVING JURISDICTION.  THE REFEREE SHALL

REPORT A STATEMENT OF DECISION TO THE COURT.  NOTHING IN THIS PROVISION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES.  THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE.  THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION AND ENFORCEABILITY OF THIS PROVISION.  THE PARTIES ACKNOWLEDGE THAT CLAIMS WILL NOT BE ADJUDICATED BY A JURY.

SECTION 19.  Attorneys’ Fees and Costs.  The Subordinated Creditor shall reimburse the Agent and any other Secured Party for all attorneys’ fees, costs and expenses incurred by the Agent or any other Secured Party in connection with the enforcement of the Agent’s and any other Secured Party’s rights against the Subordinated Creditor under this Agreement, including, without limitation, attorneys’ fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations and settlements.  Borrower agrees to reimburse the Subordinated Creditor for any such attorneys’ fees, costs and expenses paid by the Subordinated Creditor to the Agent or any other Secured Party in accordance with this Section 19, subject to Section 13.3 of the Subordinated Loan Agreement.

SECTION 20.  Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, as of the date first above written.

SUBORDINATED CREDITOR:

MILL ROAD CAPITAL, L.P.

By:	Charles Goldman
Name:	Charles Goldman
Title:	Managing Director

Address for Notices to Subordinated Creditor:

Two Soundview Drive
Greenwich, CT 06830
Facsimile:	203-621-3280
Attention:	Thomas Lynch

AGENT:

UNION BANK, N.A.

By:	/s/ T. Kevin Powells
Name:	T. Kevin Powells
Title:	Vice President

BORROWER:

PHYSICIANS FORMULA, INC.

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

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OBLIGORS:

PHYSICIANS FORMULA HOLDINGS, INC.

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

PHYSICIANS FORMULA COSMETICS, INC.

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

PHYSICIANS FORMULA DRTV, LLC

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

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